Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Mark Cazares
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-Relations@levi.com		NewsMediaRequests@levi.com
LEVI STRAUSS & CO. REPORTS SECOND-QUARTER RESULTS
REPORTED NET REVENUES UP 8%; ORGANIC NET REVENUES UP 6%
OPERATING MARGIN OF 7.8%, UP 35 BPS TO PY; ADJ EBIT MARGIN OF 9.0%, UP 70 BPS TO PY
CONTINUING OPERATIONS DILUTED EPS OF $0.24, UP 20% YOY; ADJ DILUTED EPS OF $0.28, UP 27% YOY
RAISES FULL YEAR 2026 NET REVENUE AND EPS OUTLOOK; INCREASES QUARTERLY DIVIDEND
___________
SAN FRANCISCO (July 8, 2026) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the second quarter ended May 31, 2026.
“The Levi’s® brand is connecting with consumers around the world in more powerful ways than ever before, and our Q2 results are another proof point that our strategies are working and our team is executing,” said Michelle Gass, President and CEO of Levi Strauss & Co. “Our evolution into a DTC-first, denim lifestyle company—with a much larger addressable market—is translating to faster growth and higher profitability. While we are pleased with the progress, we are still in the early stages of our long-term growth journey, with more ways to win than ever before.”

“We delivered another strong quarter driven by broad-based growth across markets, channels and categories,” said Harmit Singh, Chief Financial and Growth Officer of Levi Strauss & Co. “That growth translated into higher profitability through gross margin expansion and disciplined SG&A leverage, demonstrating the strength and scalability of our operating model. Given our strong first-half results, we are passing through our full Q2 beat and raising our full-year guidance. We are also increasing our dividend, reflecting confidence in the strength of our business, our cash flow generation and our ability to create long-term shareholder value.”
Financial Highlights for the Second Quarter
•Net Revenues of $1.6 billion increased 8% on a reported basis and 6% on an organic basis versus Q2 2025.
•In the Americas, net revenues increased 9% on a reported basis and increased 7% on an organic basis. Within the Americas, the U.S. increased 5% on a reported basis.
•In Europe, net revenues increased 4% on a reported basis and decreased 1% on an organic basis entirely due to the impact of the company’s distribution center transition last year which resulted in a shift of shipments from Q1 2025 into Q2 2025. H1 2026 net revenues increased 14% on a reported basis and 5% on an organic basis.
•In Asia, net revenues increased 10% on a reported basis and 12% on an organic basis.
•Beyond Yoga® increased 16% on a reported and organic basis.
•DTC (Direct-to-Consumer) net revenues increased 11% on a reported basis and 8% on an organic basis. DTC growth on a reported basis reflected a 5% increase in the U.S., a 12% increase in Europe and a 12% increase in Asia. DTC growth on an organic basis reflected a 7% increase in Europe and a 12% increase in Asia. Net revenues from e-commerce grew 19% on a reported basis and 17% on an organic basis. DTC comparable sales growth was 6%. DTC comprised 51% of total net revenues in the second quarter.
•Wholesale net revenues increased 5% on a reported basis and 3% on an organic basis.

	Net Revenues				Operating Income (loss)
	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Organic Net Revenues	Three Months Ended		Increase (Decrease) As Reported
($ millions)	May 31, 2026	June 1, 2025			May 31, 2026	June 1, 2025
Americas	$815	$748	9%	7%	$164	$153	7%
Europe	$420	$403	4%	(1)%	$89	$69	28%
Asia	$284	$258	10%	12%	$43	$30	44%
Beyond Yoga®	$43	$37	16%	16%	$(2)	$(4)	47%
___________

•Operating margin was 7.8% in Q2 2026 compared to 7.5% in Q2 2025. Adjusted EBIT margin was 9.0% in Q2 2026 compared to 8.3% in Q2 2025.
◦Gross margin expanded 10 basis points to 62.7%, driven by lower product costs and pricing actions. Tariffs and foreign exchange were a headwind in the quarter.
◦Selling, general and administrative expenses (SG&A) were $843 million compared to $791 million in Q2 2025. Adjusted SG&A was up 6.5% to $838 million compared to $787 million last year primarily due to higher selling expenses and foreign exchange.
•Interest and other income (expense), net, which includes foreign exchange gains and losses, were zero in the aggregate in Q2 2026 and expenses of $6 million in the aggregate in Q2 2025.
•The effective income tax rate was 22.4%, compared to 22.3% in Q2 2025.
•Net income from continuing operations was $95 million compared to $80 million in Q2 2025. Adjusted net income was $110 million compared to $89 million in Q2 2025.
•Diluted earnings per share from continuing operations was $0.24 compared to $0.20 in Q2 2025. Adjusted diluted earnings per share was $0.28 compared to $0.22 in Q2 2025.
Highlights include:

	Three Months Ended		% Increase As Reported	% Increase Organic Net Revenues	Six Months Ended		% Increase As Reported	% Increase Organic Net Revenues
($ millions)	May 31, 2026	June 1, 2025			May 31, 2026	June 1, 2025
Net revenues	$1,562	$1,446	8%	6%	$3,305	$2,973	11%	8%
DTC Comparable Sales Growth	6%	+	*	*	*	*	*	*

	Three Months Ended		Increase As Reported	Increase (Decrease) Constant Currency	Six Months Ended		Increase As Reported	Increase (Decrease) Constant Currency
($ millions, except per-share amounts)	May 31, 2026	June 1, 2025			May 31, 2026	June 1, 2025
Net income from continuing operations	$95	$80	19%	*	$272	$220	24%	*
Adjusted net income	$110	$89	24%	21%	$277	$239	16%	12%
Adjusted EBIT	$141	$119	18%	13%	$359	$323	11%	4%
Diluted earnings per share from continuing operations	$0.24	$0.20	4¢	*	$0.69	$0.55	14¢	*
Adjusted diluted earnings per share	$0.28	$0.22	6¢	5¢	$0.70	$0.60	10¢	8¢
___________
* Not provided
+ For the three-month period ended June 1, 2025 the DTC Comparable Sales Growth was in the high-single digits.

Additional information regarding DTC Comparable sales growth, a key metric, is provided at the end of this press release.
Additional information regarding Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, Adjusted free cash flow, as well as amounts presented on an organic net revenues basis and constant currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.
Balance Sheet Review as of May 31, 2026
•Cash and cash equivalents were $849 million, while total liquidity was approximately $1.8 billion.
•Total inventories decreased 7% on a dollar basis compared to Q2 2025.
Shareholder Returns
In the second quarter, the company returned $53.9 million in the form of dividends to shareholders, a 5% increase over prior year, representing a dividend of $0.14 per share. The $200 million accelerated share repurchase program launched in the first quarter of 2026 is expected to be settled in the third quarter.
As of May 31, 2026, the company had $240 million remaining under its current share repurchase authorization, which has no expiration date.
The company declared a dividend of $0.16 per share, a 14% increase over prior year, totaling approximately $62 million, payable in cash on August 5, 2026 to the holders of record of Class A common stock and Class B common stock at the close of business on July 22, 2026.
Fiscal 2026 Guidance
Guidance for 2026 is based on continuing operations, reflecting the Dockers® business being reported in discontinued operations. Guidance assumes U.S. tariffs on imports from China remain at 30% and Rest-of-World at 20%.
The following guidance is provided for the year ending November 29, 2026:

Metric	Updated FY 2026 Guidance	Previous FY 2026 Guidance
Reported net revenues growth	Raised to 7.0% to 7.5%	5.5% to 6.5%
Organic net revenues growth	Raised to 5.5% to 6.0%	4.5% to 5.5%
Gross margin	Raised to up 10 basis points to prior year	Flat to slightly up to prior year
Adjusted EBIT margin	Expanding to 12%, up 60 basis points to prior year	Expanding to approximately 12%
Tax rate	Approximately 23%, 2 points higher than prior year	Approximately 23%, 2 points higher than prior year
Adjusted diluted EPS	Raised to $1.46 to $1.52 This includes an approximate $0.04 headwind from a higher tax rate	$1.42 to $1.48 This includes an approximate $0.04 headwind from a higher tax rate
This outlook also assumes no significant worsening of macro-economic pressures on the consumer, inflationary pressures, supply chain disruptions, potential tariffs or currency fluctuations. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, potential tariffs and rebates, and any future restructuring, restructuring-related, severance and other charges.

Investor Conference Call
To access the conference call, please pre-register on
https://register-conf.media-server.com/register/BIaa579b9dc68f4e8b85f3a07e93aae5b8 and you will receive confirmation with dial-in details. A live webcast of the event can be accessed on
https://edge.media-server.com/mmc/p/kopa6vxc.
A replay of the webcast will be available on http://investors.levistrauss.com starting approximately two hours after the event and archived on the site for one quarter.
About Levi Strauss & Co.
Levi Strauss & Co. (LS&Co.) is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Levi Strauss Signature™, and Beyond Yoga® brands. Its products are sold in approximately 120 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,300 retail stores and shop-in-shops. Levi Strauss & Co.'s reported 2025 net revenues were $6.3 billion. For more information, go to http://levistrauss.com, and for financial news and announcements go to http://investors.levistrauss.com.
Forward-Looking Statements
This press release and related conference call contains, in addition to historical information, forward-looking statements, including statements related to: future financial results, including the company’s expectations for the full fiscal year 2026 net revenues (both reported and on an organic net revenues basis), gross margin, adjusted EBIT margins, adjusted SG&A, adjusted diluted earnings per share and effective tax rate; business and market outlook; consumer preferences; progress against strategic priorities; the ongoing restructuring of our operations and our ability to achieve any anticipated cost savings associated with such restructuring; trajectory of direct-to-consumer business; macroeconomic conditions, including impacts of and uncertainties around U.S. tariffs and potential rebates and any additional retaliatory measures by impacted exporting countries; impacts of foreign currency exchange; capital expenditures; pricing initiatives; inventory growth; new store openings; investments in high growth initiatives; future dividend payments and share repurchases; and efforts to diversify product categories and distribution channels, and the related revenue projections. The company has based these forward-looking statements on its current reasonable assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “may,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “could” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessary estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which are beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal 2025, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Summary of Risk Factors” and “Risk Factors” sections, and its Quarterly Report on Form 10-Q for the quarter ended May 31, 2026, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, section. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Key Metrics
DTC Comparable sales growth is used by management to evaluate the performance of our existing Levi’s® brand company owned and operated mainline and outlet store base and owned digital channels by measuring year‑over‑year changes in net revenues for stores open for at least 12 full fiscal months, excluding the effects of changes in our store portfolio and other events that materially affect comparability such as significant relocations, or expansions and remodels. In fiscal years with 53 weeks, the impact of the additional week is excluded, and prior‑year periods are adjusted as necessary to align comparable weeks. DTC Comparable sales growth is presented on a constant currency basis and is intended as a supplemental operating metric, which may not be comparable to similarly titled measures used by other companies.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), organic net revenues, Adjusted free cash flow, and return on invested capital to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), organic net revenues, Adjusted free cash flow, and return on invested capital and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures. A reconciliation of non-GAAP forward-looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.

Organic Net Revenues and Constant-Currency
The company reports net revenues in accordance with GAAP, as well as on an organic net revenues basis in order to facilitate period-to-period comparisons of our revenues which excludes the impact of fluctuating foreign currency exchange rates from the change in reported net revenues, net revenues derived from business acquisitions, divestitures or wind downs impacting the comparable reporting date and the estimated impact of any 53rd week. The company reports certain operating results in accordance with GAAP, as well as on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. These measures exclude the results of our Dockers® business, which is classified as discontinued operations.
The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency translation fluctuations.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign currency exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily includes the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency and of forward foreign exchange contracts.
The company believes disclosure of organic net revenues and Adjusted EBIT constant-currency, Adjusted EBIT Margin constant-currency and Adjusted Net Income constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, organic net revenues and constant-currency results are non-GAAP financial measures and are not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with GAAP. Organic net revenues and constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Organic net revenues and constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	May 31, 2026	November 30, 2025

	(Dollars in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$849.3	$757.9
Short-term investments in marketable securities	128.5	90.9
Trade receivables, net	586.2	774.7
Inventories	1,157.6	1,237.7
Other current assets	245.3	238.5
Current assets held for sale	—	54.0
Total current assets	2,966.9	3,153.7
Property, plant and equipment, net	659.8	681.8
Goodwill	282.0	280.6
Other intangible assets, net	192.8	194.4
Deferred tax assets, net	839.9	830.1
Operating lease right-of-use assets, net	1,141.3	1,148.2
Other non-current assets	544.8	538.7
Non-current assets held for sale	—	21.3
Total assets	$6,627.5	$6,848.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$598.5	$597.6
Accrued salaries, wages and employee benefits	192.9	244.7
Accrued sales returns and allowances	190.8	226.1
Short-term operating lease liabilities	268.3	260.7
Other accrued liabilities	602.7	703.4
Total current liabilities	1,853.2	2,032.5
Long-term debt	1,043.0	1,039.2
Long-term operating lease liabilities	984.3	1,005.6
Long-term employee related benefits	244.3	252.7
Other long-term liabilities	230.3	240.2
Total liabilities	4,355.1	4,570.2

Commitments and contingencies

Stockholders’ Equity:
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized, 99,130,650 shares and 103,620,225 shares issued and outstanding as of May 31, 2026 and November 30, 2025, respectively; and 422,000,000 Class B shares authorized, 285,717,276 shares and 286,756,831 shares issued and outstanding, as of May 31, 2026 and November 30, 2025, respectively	0.4	0.4
Additional paid-in capital	754.9	788.1
Retained earnings	1,896.8	1,897.3
Accumulated other comprehensive loss	(379.7)	(407.2)
Total stockholders’ equity	2,272.4	2,278.6
Total liabilities and stockholders’ equity	$6,627.5	$6,848.8

The notes accompanying our consolidated financial statements in our Form 10-Q for the second quarter of fiscal 2026 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	May 31, 2026	June 1, 2025	May 31, 2026	June 1, 2025

	(Dollars in millions, except per share amounts)
	(Unaudited)
Net revenues	$1,562.0	$1,446.0	$3,304.5	$2,972.8
Cost of goods sold	582.9	540.2	1,247.1	1,119.4
Gross profit	979.1	905.8	2,057.4	1,853.4
Selling, general and administrative expenses	843.4	791.0	1,715.1	1,540.3
Restructuring charges, net	13.5	6.8	21.4	13.5
Operating income	122.2	108.0	320.9	299.6
Interest expense	(12.9)	(11.8)	(26.0)	(22.7)
Other income (expense), net	12.9	6.3	55.5	2.2
Income from continuing operations before income taxes	122.2	102.5	350.4	279.1
Income tax expense	27.4	22.9	78.5	59.3
Net income from continuing operations	94.8	79.6	271.9	219.8
Net loss from discontinued operations, net of taxes	(7.5)	(12.6)	(8.8)	(17.8)
Net income	$87.3	$67.0	$263.1	$202.0
Earnings (loss) per common share:
Continuing operations - Basic	$0.25	$0.20	$0.70	$0.55
Discontinued operations - Basic	(0.02)	(0.03)	(0.02)	(0.04)
Net income - Basic	$0.23	$0.17	$0.68	$0.51

Continuing operations - Diluted	$0.24	$0.20	$0.69	$0.55
Discontinued operations - Diluted	(0.02)	(0.03)	(0.02)	(0.04)
Net income - Diluted	$0.22	$0.17	$0.67	$0.51
Weighted-average common shares outstanding:
Basic	385,982,038	396,411,904	387,976,602	396,498,984
Diluted	389,629,216	399,048,949	392,300,262	400,106,225

The notes accompanying our consolidated financial statements in our Form 10-Q for the second quarter of fiscal 2026 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	May 31, 2026	June 1, 2025

	(Dollars in millions)
	(Unaudited)
Cash Flows from Operating Activities:
Net income	$263.1	$202.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	112.8	99.6
Property, plant, equipment impairment, and early lease terminations, net	0.9	14.8
Gain on sale of business, prior to costs to sell	(33.6)	—
Gain on sale of assets	—	(8.5)
Stock-based compensation	40.1	44.2
Deferred income taxes	(2.0)	(17.2)
Other, net	(7.3)	7.6
Net change in operating assets and liabilities	108.3	(104.5)
Net cash provided by operating activities	482.3	238.0
Cash Flows from Investing Activities:
Proceeds from sale of business	96.3	—
Purchases of property, plant and equipment	(99.3)	(106.1)
Net proceeds from sales of assets	—	22.3
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, net	(5.1)	36.6
Payments to acquire short-term investments	(87.6)	(83.5)
Proceeds from sale, maturity and collection of short-term investments	50.6	1.0
Other investing activities, net	(6.4)	—
Net cash used for investing activities	(51.5)	(129.7)
Cash Flows from Financing Activities:
Accelerated share repurchase, including excise tax	(201.0)	—
Repurchase of common stock	—	(30.5)
Tax withholdings on equity awards	(31.7)	(18.5)
Dividends to stockholders	(107.7)	(102.8)
Other financing activities, net	(0.5)	(0.6)
Net cash used for financing activities	(340.9)	(152.4)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1.5	7.7
Net increase (decrease) in cash and cash equivalents and restricted cash	91.4	(36.4)
Beginning cash and cash equivalents	757.9	690.0
Ending cash and cash equivalents	$849.3	$653.6

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$37.9	$50.5
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes during the period, net of refunds	$105.0	$84.4
____________
Consolidated statements of cash flows include the cash flows from continuing and discontinued operations.

The notes accompanying our consolidated financial statements in our Form 10-Q for the second quarter of fiscal 2026 are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE SECOND QUARTER AND FISCAL YEAR 2026
The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on July 8, 2026, discussing the company’s financial condition and results of operations as of and for the quarter ended May 31, 2026. Because the results of our Dockers® business are classified as discontinued operations, those results are not reflected in our non-GAAP measures.
In the table below, we define the following non-GAAP measures:

Most comparable GAAP measure	Non-GAAP measure	Non-GAAP measure definition
Selling, general and administrative expenses (“SG&A”)	Adjusted SG&A	SG&A excluding goodwill impairment charges and restructuring related charges and other, net
SG&A margin	Adjusted SG&A margin	Adjusted SG&A as a percentage of net revenues
Net income from continuing operations	Adjusted EBIT	Net income from continuing operations excluding income tax expense, interest expense, other (income) expense, net, goodwill impairment charges, restructuring charges, net, and restructuring related charges and other, net
Net income margin from continuing operations	Adjusted EBIT margin	Adjusted EBIT as a percentage of net revenues
Net income from continuing operations	Adjusted EBITDA	Adjusted EBIT excluding depreciation and amortization expense
Net income from continuing operations	Adjusted net income
Net income from continuing operations excluding goodwill impairment charges, restructuring charges, net, restructuring related charges and other, net, and gain on legal settlement adjusted to give effect to the income tax impact of such adjustments

Net income margin from continuing operations	Adjusted net income margin	Adjusted net income as a percentage of net revenues
Diluted earnings per share from continuing operations	Adjusted diluted earnings per share	Adjusted net income per weighted-average number of diluted common shares outstanding

Adjusted SG&A:
The following table presents a reconciliation of SG&A, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted SG&A for each of the periods presented.

	Three Months Ended		Six Months Ended
	May 31, 2026	June 1, 2025	May 31, 2026	June 1, 2025

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Selling, general and administrative expenses	$843.4	$791.0	$1,715.1	$1,540.3

Non-GAAP measure:
Selling, general and administrative expenses	$843.4	$791.0	$1,715.1	$1,540.3
Goodwill impairment charges(1)	—	—	—	(2.5)
Restructuring related charges and other, net(2)	(5.5)	(4.5)	(16.7)	(7.7)
Adjusted SG&A	$837.9	$786.5	$1,698.4	$1,530.1

SG&A margin	54.0%	54.7%	51.9%	51.8%
Adjusted SG&A margin	53.6%	54.4%	51.4%	51.5%
_____________

(1)	For the six-month period ended June 1, 2025, goodwill impairment charges includes the recognition of a $2.5 million goodwill impairment charge related to our business in Bolivia.
(2)	For the three-month period ended May 31, 2026, restructuring related charges and other, net consists primarily of consulting fees associated with our restructuring activities, legal claims, and other expenses. For the six-month period ended May 31, 2026, restructuring related charges and other, net consists primarily of consulting fees associated with our restructuring activities, legal claims, attorney fees related to a gain on legal settlements of $10.0 million, and other expenses.
For the three-month and six-month periods ended June 1, 2025, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $3.6 million and $5.7 million, respectively.

Adjusted EBIT and Adjusted EBITDA:
The following table presents a reconciliation of net income from continuing operations, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBIT and Adjusted EBITDA for each of the periods presented.

	Three Months Ended		Six Months Ended
	May 31, 2026	June 1, 2025	May 31, 2026	June 1, 2025

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income from continuing operations	$94.8	$79.6	$271.9	$219.8

Non-GAAP measure:
Net income from continuing operations	$94.8	$79.6	$271.9	$219.8
Income tax expense	27.4	22.9	78.5	59.3
Interest expense	12.9	11.8	26.0	22.7
Other (income) expense, net	(12.9)	(6.3)	(55.5)	(2.2)
Goodwill impairment charges(1)	—	—	—	2.5
Restructuring charges, net(2)	13.5	6.8	21.4	13.5
Restructuring related charges and other, net(3)	5.5	4.5	16.7	7.7
Adjusted EBIT	$141.2	$119.3	$359.0	$323.3
Depreciation and amortization	57.1	50.3	112.4	99.5
Adjusted EBITDA	$198.3	$169.6	$471.4	$422.8

Net income margin from continuing operations	6.1%	5.5%	8.2%	7.4%
Adjusted EBIT margin	9.0%	8.3%	10.9%	10.9%
____________

(1)	For the six-month period ended June 1, 2025, goodwill impairment charges includes the recognition of a $2.5 million goodwill impairment charge related to our business in Bolivia.
(2)	For the three-month and six-month periods ended May 31, 2026, restructuring charges, net consists primarily of $10.1 million and $18.4 million of severance and post-employment benefit charges, respectively, as well as asset impairment charges related to decision to discontinue certain technology projects, and contract termination costs.
For the three-month period ended June 1, 2025, restructuring charges, net includes $6.8 million in connection with Project Fuel consisting of $7.2 million of asset impairment in connection with the closures of distribution centers, $6.8 million of severance and other post-employment benefit charges, and $2.1 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the six-month period ended June 1, 2025, restructuring charges, net includes $13.5 million in connection with Project Fuel consisting of $9.2 million of asset impairment in connection with the closures of distribution centers, $9.7 million of severance and other post-employment benefit charges, and $3.9 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
(3)	For the three-month period ended May 31, 2026, restructuring related charges and other, net consists primarily of consulting fees associated with our restructuring activities, legal claims, and other expenses. For the six-month period ended May 31, 2026, restructuring related charges and other, net consists primarily of consulting fees associated with our restructuring activities, legal claims, attorney fees related to a gain on legal settlements of $10.0 million, and other expenses.
For the three-month and six-month periods ended June 1, 2025, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $3.6 million and $5.7 million, respectively.

Adjusted Net Income:
The following table presents a reconciliation of net income from continuing operations, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted net income for each of the periods presented.

	Three Months Ended		Six Months Ended		Twelve Months Ended
	May 31, 2026	June 1, 2025	May 31, 2026	June 1, 2025	May 31, 2026	June 1, 2025

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income from continuing operations	$94.8	$79.6	$271.9	$219.8	$554.1	$422.8

Non-GAAP measure:
Net income from continuing operations	$94.8	$79.6	$271.9	$219.8	$554.1	$422.8
Property, plant and equipment impairment	—	—	—	—	—	11.1
Goodwill and other intangible asset impairment charges(1)	—	—	—	2.5	—	113.9
Restructuring charges, net(2)	13.5	6.8	21.4	13.5	32.4	30.9
Restructuring related charges and other, net(3)	5.8	4.5	17.2	7.7	25.2	43.4
Loss on early extinguishment of debt	—	—	—	—	1.5	—
Gain on legal settlement	—	—	(33.0)	—	(33.0)	—
Tax impact of adjustments(4)	(4.3)	(2.4)	(1.0)	(5.0)	(5.1)	(50.0)
Adjusted net income	$109.8	$88.5	$276.5	$238.5	$575.1	$572.1

Net income margin from continuing operations	6.1%	5.5%	8.2%	7.4%
Adjusted net income margin	7.0%	6.1%	8.4%	8.0%
_____________

(1)	For the six-month period ended June 1, 2025, goodwill impairment charges includes the recognition of a $2.5 million goodwill impairment charge related to our business in Bolivia.
(2)	For the three-month and six-month periods ended May 31, 2026, restructuring charges, net consists primarily of $10.1 million and $18.4 million of severance and post-employment benefit charges, respectively, as well as asset impairment charges related to decision to discontinue certain technology projects, and contract termination costs.
For the three-month period ended June 1, 2025, restructuring charges, net includes $6.8 million in connection with Project Fuel consisting of $7.2 million of asset impairment in connection with the closures of distribution centers, $6.8 million of severance and other post-employment benefit charges, and $2.1 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the six-month period ended June 1, 2025, restructuring charges, net includes $13.5 million in connection with Project Fuel consisting of $9.2 million of asset impairment in connection with the closures of distribution centers, $9.7 million of severance and other post-employment benefit charges, and $3.9 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
(3)	For the three-month period ended May 31, 2026, restructuring related charges and other, net consists primarily of consulting fees associated with our restructuring activities, legal claims, and other expenses. For the six-month period ended May 31, 2026, restructuring related charges and other, net consists primarily of consulting fees associated with our restructuring activities, legal claims, attorney fees related to a gain on legal settlements of $10.0 million, and other expenses.
For the three-month and six-month periods ended June 1, 2025, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $3.6 million and $5.7 million, respectively.
(4)	Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits.

Adjusted Diluted Earnings per Share:
The following table presents a reconciliation of diluted earnings per share from continuing operations, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted diluted earnings per share for each of the periods presented.

	Three Months Ended		Six Months Ended
	May 31, 2026	June 1, 2025	May 31, 2026	June 1, 2025

	(Unaudited)
Most comparable GAAP measure:
Diluted earnings per share from continuing operations	$0.24	$0.20	$0.69	$0.55

Non-GAAP measure:
Diluted earnings per share from continuing operations	$0.24	$0.20	$0.69	$0.55
Goodwill impairment charges(1)	—	—	—	0.01
Restructuring charges, net(2)	0.03	0.02	0.05	0.03
Restructuring related charges and other, net(3)	0.02	0.01	0.04	0.02
Gain on legal settlement	—	—	(0.08)	—
Tax impact of adjustments(4)	(0.01)	(0.01)	—	(0.01)
Adjusted diluted earnings per share	$0.28	$0.22	$0.70	$0.60
_____________

(1)	For the six-month period ended June 1, 2025, goodwill impairment charges includes the recognition of a $2.5 million goodwill impairment charge related to our business in Bolivia.
(2)	For the three-month and six-month periods ended May 31, 2026, restructuring charges, net consists primarily of $10.1 million and $18.4 million of severance and post-employment benefit charges, respectively, as well as asset impairment charges related to decision to discontinue certain technology projects, and contract termination costs.
For the three-month period ended June 1, 2025, restructuring charges, net includes $6.8 million in connection with Project Fuel consisting of $7.2 million of asset impairment in connection with the closures of distribution centers, $6.8 million of severance and other post-employment benefit charges, and $2.1 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the six-month period ended June 1, 2025, restructuring charges, net includes $13.5 million in connection with Project Fuel consisting of $9.2 million of asset impairment in connection with the closures of distribution centers, $9.7 million of severance and other post-employment benefit charges, and $3.9 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
(3)	For the three-month period ended May 31, 2026, restructuring related charges and other, net consists primarily of consulting fees associated with our restructuring activities, legal claims, and other expenses. For the six-month period ended May 31, 2026, restructuring related charges and other, net consists primarily of consulting fees associated with our restructuring activities, legal claims, attorney fees related to a gain on legal settlements of $10.0 million, and other expenses.
For the three-month and six-month periods ended June 1, 2025, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $3.6 million and $5.7 million, respectively.
(4)	Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits.

Adjusted Free Cash Flow:
Adjusted free cash flow, a non-GAAP financial measure, includes net cash flow from operating activities less purchases of property, plant and equipment from continuing and discontinued operations. This measure therefore includes the results of our Dockers® business, which is classified as discontinued operations. We believe Adjusted free cash flow is an important liquidity measure of the cash that is available after capital expenditures for operational expenses and investment in our business. We believe Adjusted free cash flow is useful to investors because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth and return capital to stockholders.
The following table presents a reconciliation of net cash flow from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted free cash flow for each of the periods presented.

	Three Months Ended		Six Months Ended
	May 31, 2026	June 1, 2025	May 31, 2026	June 1, 2025

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$270.8	$185.5	$482.3	$238.0
Net cash used for investing activities	(77.8)	(58.6)	(51.5)	(129.7)
Net cash used for financing activities	(56.8)	(54.9)	(340.9)	(152.4)

Non-GAAP measure:
Net cash provided by operating activities	$270.8	$185.5	$482.3	$238.0
Purchases of property, plant and equipment	(39.9)	(39.5)	(99.3)	(106.1)
Adjusted free cash flow	$230.9	$146.0	$383.0	$131.9

Return on Invested Capital:
We define Return on invested capital (“ROIC”) as the trailing four quarters of Adjusted net income before interest and after taxes divided by the average trailing five quarters of total invested capital. We define total invested capital as total debt plus shareholders' equity less cash and short-term investments. We believe ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.
Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric Adjusted net income. Although ROIC is a standard financial metric, numerous methods exist for calculating a company's ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP.
The table below sets forth the calculation of ROIC for each of the periods presented.

	Trailing Four Quarters
	May 31, 2026	June 1, 2025

	(Dollars in millions)
	(Unaudited)
Net income from continuing operations	$554.1	$422.8

Numerator
Adjusted net income(1)	$575.1	$572.1
Interest expense	51.8	44.3
Adjusted income tax expense	156.2	124.4
Adjusted net income before interest and taxes	783.1	740.8
Income tax adjustment(2)	(167.2)	(132.3)
Adjusted net income before interest and after taxes	$615.9	$608.5
_____________
(1)Adjusted net income is reconciled from net income from continuing operations which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)Tax impact calculated using the adjusted annual effective tax rate, excluding discrete costs and benefits.

	Average Trailing Five Quarters
	May 31, 2026	June 1, 2025

	(Dollars in millions)
	(Unaudited)
Denominator
Total debt, including operating lease liabilities	$2,365.1	$2,193.2
Shareholders' equity	2,154.7	1,867.0
Cash and short-term investments	(718.0)	(627.3)
Total invested Capital	$3,801.8	$3,432.9

Net income to total invested capital	14.6%	12.3%
Return on invested capital	16.2%	17.7%

Organic Net Revenues:
The table below sets forth the calculation of net revenues by segment on an organic net revenues basis for each of the periods presented.

	Three Months Ended			Six Months Ended
	May 31, 2026	June 1, 2025	% Increase (Decrease)	May 31, 2026	June 1, 2025	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues(1)
As reported	$1,562.0	$1,446.0	8.0%	$3,304.5	$2,972.8	11.2%
Impact of foreign currency exchange rates	—	31.6		—	102.4
Net revenues from Denizen® wind down(2)	—	—		—	(2.3)
Organic net revenues	$1,562.0	$1,477.6	5.7%	$3,304.5	$3,072.9	7.5%

Americas
As reported	$815.5	$748.4	9.0%	$1,671.2	$1,531.4	9.1%
Impact of foreign currency exchange rates	—	15.5		—	33.9
Net revenues from Denizen® wind down(2)	—	—		—	(2.3)
Organic net revenues - Americas	$815.5	$763.9	6.8%	$1,671.2	$1,563.0	6.9%

Europe
As reported	$420.2	$403.1	4.2%	$916.2	$803.6	14.0%
Impact of foreign currency exchange rates	—	20.3		—	71.6
Organic net revenues - Europe	$420.2	$423.4	(0.8)%	$916.2	$875.2	4.7%

Asia
As reported	$283.7	$257.7	10.1%	$631.2	$565.8	11.6%
Impact of foreign currency exchange rates	—	(4.2)		—	(3.1)
Organic net revenues - Asia	$283.7	$253.5	11.9%	$631.2	$562.7	12.2%

Beyond Yoga®
As reported	$42.6	$36.8	15.8%	$85.9	$72.0	19.3%
Organic net revenues - Beyond Yoga®	$42.6	$36.8	15.8%	$85.9	$72.0	19.3%
_____________

(1)	These measures exclude the results of our Dockers® business, which is classified as discontinued operations.
(2)	Foreign currency did not significantly impact net revenues from Denizen® wind down for the six months ended June 1, 2025.

The table below sets forth the calculation of net revenues by channel on an organic net revenues basis for each of the periods presented.

	Three Months Ended			Six Months Ended
	May 31, 2026	June 1, 2025	% Increase (Decrease)	May 31, 2026	June 1, 2025	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues(1)
As reported	$1,562.0	$1,446.0	8.0%	$3,304.5	$2,972.8	11.2%
Impact of foreign currency exchange rates	—	31.6		—	102.4
Net revenues from Denizen® wind down(2)	—	—		—	(2.3)
Organic net revenues	$1,562.0	$1,477.6	5.7%	$3,304.5	$3,072.9	7.5%

Wholesale
As reported	$768.4	$729.9	5.3%	$1,599.4	$1,469.2	8.9%
Impact of foreign currency exchange rates	—	15.6		—	45.1
Net revenues from Denizen® wind down(2)	—	—		—	(2.3)
Organic net revenues - Wholesale	$768.4	$745.5	3.1%	$1,599.4	$1,512.0	5.8%

DTC
As reported	$793.6	$716.1	10.8%	$1,705.1	$1,503.6	13.4%
Impact of foreign currency exchange rates	—	16.0		—	57.3
Organic net revenues - DTC	$793.6	$732.1	8.4%	$1,705.1	$1,560.9	9.2%
_____________

(1)	These measures exclude the results of our Dockers® business, which is classified as discontinued operations.
(2)	Foreign currency did not significantly impact net revenues from Denizen® wind down for the six months ended June 1, 2025.

The table below sets forth the calculation of net revenues by brand on an organic net revenues basis for each of the periods presented.

	Three Months Ended			Six Months Ended
	May 31, 2026	June 1, 2025	% Increase (Decrease)	May 31, 2026	June 1, 2025	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total Levi’s Brands net revenues
As reported	$1,519.4	$1,409.2	7.8%	$3,218.6	$2,900.8	11.0%
Impact of foreign currency exchange rates	—	31.6		—	102.4
Net revenues from Denizen® wind down(1)	—	—		—	(2.3)
Organic net revenues	$1,519.4	$1,440.8	5.5%	$3,218.6	$3,000.9	7.3%

Levi’s®
As reported	$1,462.1	$1,352.8	8.1%	$3,095.6	$2,785.6	11.1%
Impact of foreign currency exchange rates	—	31.4		—	102.0
Organic net revenues - Levi’s®	$1,462.1	$1,384.2	5.6%	$3,095.6	$2,887.6	7.2%

Levi Strauss SignatureTM
As reported	$57.3	$56.4	1.6%	$123.0	$112.9	8.9%
Impact of foreign currency exchange rates	—	0.2		—	0.4
Organic net revenues - Levi Strauss SignatureTM	$57.3	$56.6	1.2%	$123.0	$113.3	8.6%
___________

(1)	Foreign currency did not significantly impact net revenues from Denizen® wind down for the six months ended June 1, 2025.

Constant-Currency Adjusted EBIT and Constant-Currency Adjusted EBIT margin:
The table below sets forth the calculation of Adjusted EBIT and Adjusted EBIT margin on a constant-currency basis for each of the periods presented.

	Three Months Ended			Six Months Ended
	May 31, 2026	June 1, 2025	% Increase (Decrease)	May 31, 2026	June 1, 2025	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Adjusted EBIT(1)	$141.2	$119.3	18.4%	$359.0	$323.3	11.0%
Impact of foreign currency exchange rates	—	5.6	*	—	22.9	*
Constant-currency Adjusted EBIT	$141.2	$124.9	13.1%	$359.0	$346.2	3.7%

Adjusted EBIT margin	9.0%	8.3%	8.4%	10.9%	10.9%	—%
Impact of foreign currency exchange rates	—	0.2	*	—	0.4	*
Constant-currency Adjusted EBIT margin(2)	9.0%	8.5%	5.9%	10.9%	11.3%	(3.5)%
_____________

(1)	Adjusted EBIT is reconciled from net income from continuing operations which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)	We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues from continuing operations.
* Not meaningful

Constant-Currency Adjusted Net Income and Constant-Currency Adjusted Diluted Earnings per Share:
The table below sets forth the calculation of Adjusted net income and Adjusted diluted earnings per share on a constant-currency basis for each of the periods presented.

	Three Months Ended			Six Months Ended
	May 31, 2026	June 1, 2025	% Increase (Decrease)	May 31, 2026	June 1, 2025	% Increase (Decrease)

	(Dollars in millions, except per share amounts)
	(Unaudited)
Adjusted net income(1)	$109.8	$88.5	24.1%	$276.5	$238.5	15.9%
Impact of foreign currency exchange rates	—	2.2	*	—	8.2	*
Constant-currency Adjusted net income	$109.8	$90.7	21.1%	$276.5	$246.7	12.1%
Constant-currency Adjusted net income margin(2)	7.0%	6.1%		8.4%	8.0%

Adjusted diluted earnings per share	$0.28	$0.22	27.3%	$0.70	$0.60	16.7%
Impact of foreign currency exchange rates	—	0.01	*	—	0.02	*
Constant-currency Adjusted diluted earnings per share	$0.28	$0.23	21.7%	$0.70	$0.62	12.9%
_____________

(1)	Adjusted net income is reconciled from net income from continuing operations which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)	We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues from continuing operations.
* Not meaningful